Exhibit 99.1

17 December 2024

Flutter Entertainment plc (the “Company”)

Block Listing Application

A block listing application has been made, in aggregate, for 11,793 Ordinary Shares of €0.09 each in the Company, pursuant to:

(i)	Flutter Entertainment plc 2015 Deferred Share Incentive Plan;

(ii)	Flutter Entertainment plc 2015 Medium Term Incentive Plan;

(iii)	Flutter Entertainment plc 2015 Long Term Incentive Plan;

(iv)	Flutter Entertainment plc Sharesave Scheme;

(v)	Flutter Entertainment plc Restricted Share Plan;

(vi)	Flutter Entertainment plc Restricted Share Plan 2022 Supplementary Restricted Share Plan

(vii)	Flutter Entertainment plc 2023 Long Term Incentive Plan; and

(viii)	Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan

to be admitted to (i) listing on the Standard listing segment of the Official List of the Financial Conduct Authority and (ii) trading on the London Stock Exchange’s main market for listed securities.

Admission is expected to become effective on 20 December 2024.

When issued all of the above shares will be fully paid and will rank pari passu in all respects with the existing issued Ordinary Shares of the Company.

Enquiries:

Edward Traynor

Company Secretary

+353 (87) 2232455